Exhibit 10.1

PROMISSORY NOTE

New York, NY U.S.A

U.S. $___,000.00

______, 2016

FOR VALUE RECEIVED, the undersigned, Immune Pharmaceuticals, Inc., a Delaware corporation located at 430 East 29th Street, Suite 940, New York, NY 10016 (“Immune”) promises to pay to the order of ______ (“Lender”), the principal sum of _________ Thousand United States dollars (US $___,000.00).

Interest Rate: Interest shall accrue on the outstanding balance of this note beginning on the date hereof, until the note is paid in full, at a rate of five percent (5%) per annum, except as otherwise stated herein. All interest due shall be paid on the Due Date (defined below), or on the date that the outstanding principal amount of this note is paid in full, whichever is earlier.

Payment Schedule: The outstanding principal amount of this note shall be due and payable in full on or before ______, 2017 (the “Due Date”). This note shall be payable in cash or shares of common stock of the Company, par value $0.0001 per share at the option of either Immune or the Lender. The number of shares will be based on the closing price of the Company’s common stock on the day of the approval by the Board of Directors of the promissory note. For the avoidance of doubt the closing price of the Company’s common stock on ____, 2016, the date of Board of Directors approval of the promissory note was $____ per share

Default: If any of the following events shall occur, the outstanding principal balance of this note together with accrued interest thereon shall, on demand by the holder of this note, be due and payable:

•	any amount owing under this note is not paid when due;
•	a breach of any representation or warranty under this note or under any such other agreement;
•	the liquidation or dissolution or Immune;
•	the filing of a petition under any bankruptcy, insolvency or similar law against Immune or any subsidiary of Immune and such petition not being dismissed within a period of thirty (30) days of the filing; and

In each of the above cases, the holder shall give written notice of default to Immune, and Immune shall have five (5) days to cure any such default without penalty, and if cured, then this note shall not be deemed in default.

Where to Make Payments: All payments of principal and interest shall be made in lawful currency of the United States of America in immediately available funds before 5:00 p.m. New York time on the due date thereof at the offices of Lender as stated in the first paragraph of this instrument, or in such other manner or at such other place as the holder of this note designates in writing.

Expenses: Immune agrees to pay on demand any expenses of collecting and enforcing this note and any collateral securing this note, including, without limitation, reasonable expenses and fees of legal counsel, court costs and the cost of appellate proceedings.

Governing Law: This note and the obligations of Immune shall be governed by and construed in accordance with the law of the State of New York, U.S.A. For purposes of any proceeding involving this note or any of the obligations of Immune, Immune hereby submits to the non-exclusive jurisdiction of the courts of the State of New York, and of the United States having jurisdiction in the City of New York, and agrees not to raise and waives any objection to or defense based upon the venue of any such court or based upon forum non conveniens. Immune agrees not to bring any action or other proceeding with respect to this note or with respect to any of its obligations in any other court unless such courts of the State of New York and of the United States determine that they do not have jurisdiction in the matter.

Waiver of Presentment, Etc.: Immune waives presentment for payment, demand, protest and notice of protest and of non-payment.

Delay; Waiver: The failure or delay by the holder of this note in exercising any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The holder of this note may not waive any of its rights except by an instrument in writing signed by the holder.

Prepayment: Immune may prepay all or any portion of the principal of this note at any time and from time to time without premium or penalty. Any such prepayment shall be applied against the installments of principal due under this note in the inverse order of their maturity.

Amendment: This note may not be amended without the written approval of the holder.

Maker:

IMMUNE PHARMACEUTICALS INC.

By:
(Duly Authorized Representative)

Accepted by:	Lender:

By:
Lender